Exhibit 99.1

California Pizza Kitchen Announces CEO Resignation; Co-Founders and Current Co-Chairmen Will Reassume the Role of Co-CEOs

    LOS ANGELES--(BUSINESS WIRE)--July 24, 2003--California Pizza Kitchen Inc., (Nasdaq:CPKI) announced today that Fred Hipp, President & CEO has resigned from the Company and as a member of the Board of Directors.
    Effective immediately, Richard Rosenfield and Larry Flax, Co-founders and current Co-Chairmen of the Board will reassume the responsibilities of Chief Executive Officer, a post they jointly held from the formation of the Company in 1985 until 1996.
    Rick Rosenfield and Larry Flax stated, "The entire California Pizza Kitchen organization thanks Fred for his service and we all wish him well. Fortunately, our organization has excellent depth, a strong balance sheet, and ample opportunity to develop the CPK brand. We look forward to moving ahead to implement our vision of building long term value for shareholders."
    Charles G. Phillips, a member of the Board of Directors, commented, "We are very fortunate to reinstate California Pizza Kitchen's two founding visionaries who nurtured the concept, built the company, and developed a strong culture of service and excellence. In combination, these components not only led to the national success of the company but the development of a premier global brand. Their experience in understanding CPK's business as well as their continued passion and commitment will be warmly welcomed."
    As part of the changing roles and responsibilities, H.G. ("Carey") Carrington, Jr., the Company's former Executive Vice President and Chief Financial Officer from 1998-2001, will return to the Company as interim President. Mr. Carrington's day-to-day responsibilities will include operations and strategic planning.
    Flax and Rosenfield concluded, "We are very pleased to be working side-by-side with Carey again. His insights and experience were invaluable as he led this Company through its initial public offering phase and thereafter. Moreover, his financial acumen and CPK-specific experience in real estate and operations uniquely qualify him to help the Company execute going forward. We look forward to his help in making this a seamless transition."
    California Pizza Kitchen, Inc., founded in 1985, is a leading casual dining chain in the premium pizza segment. The Company's full service restaurants feature an imaginative line of hearth-baked pizzas, including the original BBQ Chicken Pizza, and a broad selection of distinctive pastas, salads, soups, and sandwiches. The average guest check is approximately $11.60. As of today, the chain operates, licenses or franchises 159 restaurants of which 128 are company-owned and 31 operate under franchise or license agreements. The Company also has a strategic alliance with Kraft Pizza Company to manufacture and distribute a line of California Pizza Kitchen premium frozen pizzas.

    This press release includes certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements are not guarantees of future performance and, therefore, undue reliance should not be placed on them. Forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Our actual results may differ materially from the expectations referred to herein. Among the key factors that may have a direct bearing on our operating results, performance and financial condition are the execution of our expansion strategy, the continued availability of qualified employees, the maintenance of reasonable food and supply costs and numerous other matters discussed in the Company's filings with the Securities and Exchange Commission. California Pizza Kitchen undertakes no obligation to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

    CONTACT: California Pizza Kitchen Inc.
             310-342-5000
             Sarah Goldsmith, sgoldsmith@cpk.com (Media)
             Greg Levin, glevin@cpk.com (Investors)